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                                                                 EXHIBIT 21.01

                      LIST OF WHOLLY OWNED SUBSIDIARIES
                        RATIONAL SOFTWARE CORPORATION


NAME                                    JURISDICTION OF INCORPORATION
-------------------------------------   --------------------------------------
Pure Atria Corporation                  Delaware

Rational SQA, Inc.                      Delaware

Integrity QA Software, Inc.             Delaware

Pure Atria Software Ltd                 Canada

Rational Software Corporation Ltd       United Kingdom

Rational SARL                           France

Rational GmbH                           Germany

Rational Software Holdings BV           Netherlands

Rational Software Benelux BV            Netherlands

Rational Software Scandinavia AB        Sweden

Softlabs AB                             Sweden

                                     63
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Rational Software Switzerland GmbH      Switzerland

Rational Software Corp Pty Ltd.         Australia

Rational Software Korea Limited         Korea

Rational Software Do Brasil Ltda.       Brazil

Rational Software Corporation Pvt.      India

Rational Software New Zealand Limited   New Zealand

Rational Software China Ltd             Hong Kong

Nihon Rational KK                       Japan

Rational International                  California

Rational Software FSC, Inc.             Barbados

                                     64